Exhibit 99.1

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

FOR IMMEDIATE RELEASE

QUADRAMED CORPORATION ANNOUNCES 2008 RESULTS

Revenues of $150.4 million

Adjusted Non-GAAP EBITDA of $19.5 million

Cash from Operations of $25.7 million

RESTON, VA – (March 10, 2009) — QuadraMed Corporation (NASDAQ: QDHC) today announced results for the fourth quarter and year ended December 31, 2008.

Revenue for the three months ended December 31, 2008 was $38.6 million, compared to $40.9 million for the three months ended December 31, 2007; the prior year’s quarter benefited from a higher level of government contract completions and work completed on Affinity contracts. For the year ended December 31, 2008, the Company grew revenue by 9.5%, reporting revenue of $150.4 million, compared to $137.4 million for the year ended December 31, 2007. Fiscal year 2008 results include twelve months of operations attributable to the Computerized Patient Record (CPR) business assets acquired from Misys plc in September 2007, compared to only three months during 2007.

Income from operations was $3.6 million for the three-month period ended December 31, 2008, compared to $3.5 million for the same period in 2007. For the twelve months ended December 31, 2008, income from operations grew 35.4% to $10.7 million from $7.9 million for the same period in 2007. Adjusted Non-GAAP EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for stock-based compensation, cash severance, and the loss on sale of assets) increased 22.6%, growing to $19.5 million for the twelve months ended December 31, 2008, compared to $15.9 million for the twelve months ended December 31, 2007.

The Company began recording deferred income tax expense at its statutory effective tax rate during the fourth quarter of 2007 following the release of its deferred tax asset valuation allowance and the recognition of a $52.4 million income tax benefit. As a result, the net income of $2.6 million before preferred stock accretion for the three months ended December 31, 2008 compares to $56.7 million for the same period in 2007. For the twelve months ended December 31, 2008, the Company had net income before preferred stock accretion of $7.2 million, compared to $63.0 million for the twelve months ended December 31, 2007. Income before income taxes was $3.7 million and $3.9 million for the three-month periods ended December 31, 2008 and 2007, respectively, and $11.2 million and $10.6 million for the twelve-month periods ended December 31, 2008 and 2007, respectively.

The Company also reported net income attributable to common shareholders of $1.7 million, or $0.19 income per basic and diluted share, for the twelve months ended December 31, 2008. This compares to net income attributable to common shareholders of $57.0 million, or income of $6.47 per basic share and $3.96 income per diluted share for the twelve months ended December 31, 2007. As described above, the 2007 results included a non-recurring net tax benefit of $52.4 million related to the release of a valuation allowance against the Company’s deferred tax assets; this tax benefit represented income of $5.95 per basic share and $3.50 income per diluted share, approximately.

Cash provided by operating activities was $25.7 million in 2008, compared to $12.8 million in 2007. Included in the 2008 amount is approximately $9.1 million related to revenues and expenses recognized in 2007 and revenues and expenses to be recognized in 2009 related to our Veterans Health Administration license fees. Cash of $12.4 million was used in financing activities during 2008, including $5.5 million to pay the dividends on the Series A Preferred stock and $7.5 million to repurchase shares of common stock; this compares to a net of $3.7 million used for financing activities in 2007. Cash, cash equivalents and investments increased $10.4 million during 2008 to $27.9 million as of December 31, 2008, compared to $17.5 million as of December 31, 2007.

As described above, the Company completed its acquisition of the CPR business in late September 2007, an event which makes the comparability of the 2008 and 2007 financial results somewhat difficult. Although calendar year 2008 included an entire year of revenue from the QCPR product line and customer base, and additional headcount-related costs primarily within cost of services and software development expense categories, calendar year 2007 reflected these items only during the three months ended December 31, 2007.

During February 2008, the Company began a strategic initiative to increase overall product development capacity through a partnering arrangement with Tata Consultancy Services (“TCS”). Concurrent with this partnering arrangement, the Company reduced its U.S. based workforce by 69 employees, primarily in the service and software development areas, and incurred severance costs of $0.7 million. Today the Company utilizes over 100 TCS technical resources through this partnership.

On April 30, 2008, the Company completed the sale of substantially all of the assets of our wholly owned subsidiaries, QuadraMed International Pty Limited in Australia and QuadraMed International Limited in the United Kingdom. In connection with this sale, the Company recorded a loss on sale of these assets of $0.8 million and severance expense of $0.2 million, which are reflected primarily in costs of services in our second quarter of 2008. The products contained within these subsidiaries focused on stand-alone lab and radiology products installed in the United Kingdom, Australia and New Zealand. However, with the addition of the QuadraMed CPR (“QCPR”) product last year, which includes integrated lab and radiology, and our focus on the Care-Based Revenue Cycle and core products, these foreign-based products were considered redundant to our portfolio.

On June 13, 2008, QuadraMed Corporation announced the effectiveness of a one-for-five reverse stock split. On June 25, 2008 the Company received approval to list its common stock, par value $0.01, on the NASDAQ Global Market under the new trading symbol QDHC. The Company delisted its common stock from the American Stock Exchange on July 8, 2008 and began trading on the NASDAQ Global Market on July 9, 2008.

On July 5, 2008, the Saudi Arabia National Guard Health Affairs, located in Riyadh, Saudi Arabia, signed a contract for QCPR service expansion, migration to InterSystem’s Cache database and interface licenses that represent sales bookings of approximately $8.8 million, with a total contract value of approximately $10.6 million. The revenue will be recognized on a percentage of completion basis over the contract service period, which is anticipated to be three to four years

On July 7, 2008, the Company announced the general availability of QCPR—Cache/SQL 5.0.5, which provides hospitals with a fully integrated electronic health record operating on an enterprise platform built upon the InterSystems Cache, a high performance, post-relational SQL database.

On August 1, 2008, Daughters of Charity Health System of Los Altos Hills, California signed a $15.8 million contract for the Phase II and Phase III options of a Master Agreement that was originally finalized on November 30, 2006, prior to QuadraMed’s acquisition of the CPR Business. Phase II and Phase III include the purchase of software and services for the QCPR platform including interactive care-grid, order management, access management, clinical decision support, nursing documentation, chart management and additional software for scheduling, electronic document management, medical records, computerized physician order entry and patient registration, all for their five facility network of hospitals.

Sales bookings for the year ended December 31, 2008 were $110 million compared to proforma 2007 sales bookings of $93 million (including approximately $8 million from CPR for the nine months prior to the acquisition). This growth was driven largely by the success of QCPR, and on a like for like basis, sales bookings have increased by over 18% year to year.

“By almost any measure, 2008 was a very successful year for QuadraMed,” said Keith B. Hagen, QuadraMed’s President and Chief Executive Officer. “During 2008, we signed the second and third largest contracts in the Company’s history, growing our relationship with two key clients. In addition to sales successes within the QCPR base, we also signed five contracts to migrate Affinity Clinical systems clients to QCPR and also signed a net new QCPR contract with a new client in Canada. In total, 15 hospitals contracted with us in 2008 to implement the full QCPR solution. In addition, we moved our stock from AMEX to NASDAQ and reported strong operating results. We remain optimistic but cautious about 2009, given the ongoing market declines, uncertain credit availability and the expected impacts these trends will have on the capital spending plans of hospitals. We will continue to monitor these matters closely throughout the year,” he concluded.

Management will review these results in an investment community conference call at 5:00 PM Eastern (2:00 PM Pacific) Tuesday, March 10, 2009. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 866-588-9250 domestic, and 973-638-3397 international. If you are calling the international number, you will also need to provide Conference ID # 89280459. Callers should dial in by 4:45 PM Eastern (1:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 4:45 PM Eastern (1:45 PM Pacific) to register and to download and install any necessary audio software. The replay will be available until 23:59 EST on March 18, 2009 by dialing 800-642-1687 or 706-645-9291. Reference Conference ID # 89280459.

Attachments	Exhibit 1	Consolidated Balance Sheets as of December 31, 2008 and December 31, 2007

	Exhibit 2	Consolidated Statements of Operations for the Three Months Ended December 31, 2008, and December 31, 2007 and Years Ended December 31, 2008 and December 31, 2007

	Exhibit 3	Consolidated Statements of Cash Flows for the Three Months Ended December 31, 2008 and December 31, 2007 and the years ended December 31, 2008 and December 31, 2007

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements for the Three Months Ended December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007, September 30, 2007, June 30, 2007, and March 31, 2007

	Exhibit 5	Reconciliation of EBITDA and Non-GAAP Measurements for the Years Ended December 31, 2008 and December 31, 2007

About Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements included in this press release and Exhibits 4 and 5 attached hereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the Non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and the other Non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted Non-GAAP EBITDA and other Non-GAAP reconciliations represent specific events or items as follows (please see Exhibits 4 and 5 to this press release):

•

Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month period ended March 31, 2008, and in connection with the sale of the Company’s Australian-based lab and radiology assets in April 2008 (see Loss on Sale of Assets);

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom;

•	Non-Cash Compensation – the costs of employee stock options and restricted stock;

•

Tax Benefit, Net – the amount recorded during the three months ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month periods ended June 30, 2007 and December 31, 2007; and

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

# # #

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

Exhibit 1

QUADRAMED CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$20,649	$7,119
Short-term investments	4,213	9,169
Accounts receivable, net of allowance for doubtful accounts of $1,052 and $1,449, respectively	20,843	26,088
Unbilled receivables	6,177	5,183
Deferred contract expenses	5,005	6,060
Prepaid royalty expenses	7,831	2,298
Prepaid expenses and other current assets, net of allowance on other receivable of $919 and $1,229, respectively	4,485	3,069
Deferred tax asset, net of valuation allowance	6,240	7,376

Total current assets	75,443	66,362

Restricted cash	1,444	2,389
Long-term investments	3,043	1,197
Property and equipment, net of accumulated depreciation and amortization of $17,732 and $22,855 respectively	3,895	3,778
Goodwill	35,632	33,942
Other amortizable intangible assets, net of accumulated amortization of $29,304 and $31,119, respectively	9,387	11,768
Other long-term assets	2,829	3,182
Deferred tax asset, net of valuation allowance	47,921	49,758

Total assets	$179,594	$172,376

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$4,705	$4,910
Accrued payroll and related	7,228	9,602
Accrued exit cost of facility closing	888	1,178
Income tax payable	688	483
Other accrued liabilities	4,721	7,054
Dividends payable	1,375	1,375
Deferred revenue	53,190	36,111

Total current liabilities	72,795	60,713
Accrued exit cost of building closing	—	888
Other long-term liabilities	1,834	2,722

Total liabilities	74,629	64,323

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding respectively	96,144	96,144
Common stock, $0.01 par, 30,000 shares authorized; 9,451 and 45,891 shares issued and 8,287 and 45,284 shares outstanding, respectively	95	459
Shares held in treasury, 1,164 and 607, respectively	(9,031)	(292)
Additional paid-in-capital	316,027	310,557
Accumulated other comprehensive loss	(1,675)	(80)
Accumulated deficit	(296,595)	(298,735)

Total stockholders’ equity	104,965	108,053

Total liabilities and stockholders’ equity	$179,594	$172,376

Exhibit 1 to Press Release dated March 10, 2009

Exhibit 2

QUADRAMED CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended, December 31,		Year ended, December 31,
	UNAUDITED		AUDITED
	2008	2007	2008	2007
Revenue
Services	$6,305	$6,484	$23,407	$19,760
Maintenance	16,547	17,618	68,281	59,892
Installation and other	2,730	4,005	12,344	11,939

Services and other	25,582	28,107	104,032	91,591

Term licenses	8,401	8,939	32,052	31,031
Perpetual licenses	4,083	3,560	13,343	10,597

Licenses	12,484	12,499	45,395	41,628

Hardware	503	268	1,008	4,131

Total revenue	38,569	40,874	150,435	137,350

Cost of revenue
Cost of services and other revenue	11,587	11,303	45,911	36,737

Royalties and other	3,781	4,410	15,146	15,683
Amortization of acquired technology and capitalized software	239	265	995	1,090

Cost of license revenue	4,020	4,675	16,141	16,773

Cost of hardware revenue	443	189	771	3,722

Total cost of revenue	16,050	16,167	62,823	57,232

Gross margin	22,519	24,707	87,612	80,118

Operating expenses
General and administration	5,388	5,359	20,295	18,275
Software development	8,311	9,172	33,673	32,390
Sales and marketing	4,918	5,712	19,023	18,057
Amortization of intangible assets and depreciation	731	963	3,131	3,468
Gain (loss) on sale of assets	(379)	—	782	—

Total operating expenses	18,969	21,206	76,904	72,190

Income from operations	3,550	3,501	10,708	7,928

Other income (expense)
Interest expense, includes non-cash charges of $18, $18, $72 and $122, respectively	(23)	(20)	(122)	(127)
Interest income	114	364	574	2,280
Other income, net	20	8	29	511

Other income	111	352	481	2,664

Income before income taxes	$3,661	$3,853	$11,189	$10,592
(Provision) benefit for income taxes	(1,061)	52,821	(4,024)	52,408

Net income	$2,600	$56,674	$7,165	$63,000
Preferred stock accretion, dividend premium and dividends declared	(1,375)	(1,375)	(5,500)	(6,032)

Net income attributable to common shareholders	$1,225	$55,299	$1,665	$56,968

Income per share-basic
Basic	$0.14	$6.28	$0.19	$6.47
Diluted	$0.14	$3.79	$0.19	$3.96

Weighted average shares outstanding
Basic	8,275	8,801	8,798	8,812

Diluted	8,276	15,729	8,839	15,893

Exhibit 2 to Press Release dated March 10, 2009

Exhibit 3

QUADRAMED CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the three months ended		For the Year ended
	UNAUDITED		AUDITED
	December 31, 2008	December 31, 2007	2008	2007
Cash flows from operating activities
Net income	$2,600	$56,674	$7,165	$63,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	969	1,228	4,126	4,559
Deferred compensation amortization	14	95	287	382
Stock based compensation	410	928	2,855	2,474
Dividend discount amortization	—	—	—	50
Provision for bad debts	348	—	512	181
Loss (gain) on sales of investments	2	(3)	10	(46)
Loss (gain) on sale of assets	(379)	—	782	—
Interest income on investments	(43)	(26)	(121)	(101)
Interest income on letters of credit	—	(103)	—	(103)
Interest expense on note payable	18	18	72	72
Deferred income taxes	3,477	(52,102)	3,477	(52,102)

Changes in assets and liabilities:
Accounts receivable	2,713	(2,254)	(1,148)	2,544
Prepaid expenses and other	(6,573)	2,676	(5,326)	5,663
Accounts payable and accrued liabilities	(1,310)	1,302	(6,604)	258
Deferred revenue	8,457	(13,456)	19,612	(13,995)

Cash provided by (used in) operating activities	10,703	(5,023)	25,699	12,836

Cash flows from investing activities
Decrease in restricted cash	112	(10)	945	(48)
Purchases of property and equipment	(532)	(787)	(1,950)	(2,261)
Proceeds from the sale of assets	—	—	106	—
Sales of available-for-sale securities, net	3,031	6,893	9,080	51,162
Purchases available-for-sale securities	(1,687)	(2,739)	(5,907)	(49,484)
Acquisitions of businesses, net of cash acquired	—	(227)	(56)	(33,901)

Cash provided by (used in) investing activities	924	3,130	2,218	(34,532)

Cash flows from financing activities
Payment of preferred stock dividends	(1,375)	(1,375)	(5,500)	(5,628)
Proceeds from issuance of common stock and other	2	23	547	2,217
Repurchase of common stock	(3,726)	(287)	(7,453)	(287)

Cash used in financing activities	(5,099)	(1,639)	(12,406)	(3,698)

Effect of exchange rate changes	(1,289)	(78)	(1,981)	(83)

Net increase (decrease) in cash and cash equivalents	5,239	(3,610)	13,530	(25,477)

Cash and cash equivalents, beginning of period	15,410	10,729	7,119	32,596

Cash and cash equivalents, end of period	$20,649	$7,119	$20,649	$7,119

Exhibit 3 to Press Release dated March 10, 2009

Exhibit 4

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

	For the Three Month Periods Ended
	12/31/2008	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$2,600	$2,469	$1,787	$309	$56,674	$1,502	$2,200	$2,624

Adjustments to Net Income for EBITDA
Interest Expense	23	26	42	31	20	24	33	50
Interest Income	(114)	(136)	(158)	(166)	(364)	(699)	(644)	(573)
Provision (benefit) for Income Taxes	1,061	1,634	1,151	178	(52,821)	142	162	109
Depreciation and Amortization	983	1,091	1,159	1,180	1,323	802	1,326	1,490

Subtotal Non-GAAP Adjustments for EBITDA	1,953	2,615	2,194	1,223	(51,842)	269	877	1,076

EBITDA	$4,553	$5,084	$3,981	$1,532	$4,832	$1,771	$3,077	$3,700

EBITDA % to Revenue	11.8%	13.2%	10.5%	4.3%	11.8%	5.4%	9.0%	12.7%

Non-GAAP Adjustments to EBITDA
Non-cash Compensation	410	805	841	799	928	807	356	383
Cash Severance	11	—	161	561	—	—	—	—
Loss on Sale of Assets	(333)	—	1,115	—	—	—	—	—

Subtotal Non-GAAP Adjustments to EBITDA	88	805	2,117	1,360	928	807	356	383

Adjusted Non-GAAP EBITDA	$4,641	$5,889	$6,098	$2,892	$5,760	$2,578	$3,433	$4,083

Adjusted Non-GAAP EBITDA % to Revenue	12.0%	15.3%	16.1%	8.2%	14.1%	7.8%	10.0%	14.0%

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$2,600	$2,469	$1,787	$309	$56,674	$1,502	$2,200	$2,624

Non-GAAP adjustments to Net income
Non-cash Compensation	410	805	841	799	928	807	356	383
Cash Severance	11	—	161	561	—	—	—	—
Strategic Initiatives	—	—	—	—	57	—	412	—
Tax benefit, Net					(52,898)	—	—	—
Employment Matters	—	—	—	—	(374)	1,544	—	—
Loss on Sale of Assets	(333)	—	1,115	—	—	—	—	—

Subtotal Non-GAAP adjustments	88	805	2,117	1,360	(52,287)	2,351	768	383

Non-GAAP Net income	$2,688	$3,274	$3,904	$1,669	$4,387	$3,853	$2,968	$3,007

Other Information

Revenue	$38,569	$38,589	$37,986	$35,291	$40,874	$32,908	$34,362	$29,206
Costs of Revenue	$16,050	$15,467	$15,760	$15,546	$16,167	$14,105	$15,991	$10,969

Gross Margin	$22,519	$23,122	$22,226	$19,745	$24,707	$18,803	$18,371	$18,237

Gross Margin %	58%	60%	59%	56%	60%	57%	53%	62%

About Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements included in this press release and on Exhibits 4 and 5 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the Non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and the other Non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted Non-GAAP EBITDA and other Non-GAAP reconciliations represent specific events or items as follows:

•

Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, and in connection with the sale of the Company’s lab and radiology assets in April 2008 (see Loss on Sale of Assets);

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business with operations in Australia, New Zealand and the United Kingdom;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•

Tax benefit, Net – the amount recorded during the three months ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month periods ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

Exhibit 4 to Press Release dated March 10, 2009

Exhibit 5

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

	For the Year Ended
	12/31/2008	12/31/2007
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$7,165	$63,000

Adjustments to Net Income for EBITDA
Interest Expense	122	127
Interest Income	(574)	(2,280)
Provision (benefit) for Income Taxes	4,024	(52,408)
Depreciation and Amortization	4,413	4,941

Subtotal Non-GAAP Adjustments for EBITDA	7,985	(49,620)

EBITDA	15,150	13,380

EBITDA % to Revenue	10.1%	9.7%

Non-GAAP Adjustments to EBITDA
Non-cash Compensation	2,855	2,474
Cash Severance	733	—
Loss on Sale of Assets	782	—

Subtotal Non-GAAP Adjustments to EBITDA	4,370	2,474

Adjusted Non-GAAP EBITDA	19,520	15,854

Adjusted Non-GAAP EBITDA % to Revenue	13.0%	11.5%

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$7,165	$63,000

Non-GAAP adjustments to Net income
Non-cash Compensation	2,855	2,474
Cash Severance	733	—
Strategic Initiatives	—	469
Tax benefit, Net	—	(53,088)
Employment Matters	—	1,170
Loss on Sale of Assets	782	—

Subtotal Non-GAAP adjustments	4,370	(48,975)

Non-GAAP net income	$11,535	$14,025

Other Information

Revenue	$150,435	$137,350
Costs of Revenue	$62,823	$57,232

Gross Margin	$87,612	$80,118

Gross Margin %	58%	58%

About Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements included in this press release and on Exhibits 4 and 5 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the Non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and the other Non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted Non-GAAP EBITDA and other Non-GAAP reconciliations represent specific events or items as follows:

•

Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month period ended March 31, 2008, and in connection with the sale of the Company’s lab and radiology assets in April 2008 (see Loss on Sale of Assets);

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business with operations in Australia, New Zealand and the United Kingdom;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month periods ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

Exhibit 5 to Press Release dated March 10, 2009